EXHIBIT 10.3

Supplementary Agreement

Party A: Xi’an TCH Energy Technology Co., Ltd. (hereinafter referred to as Party A)
Address: No. 86, Gaoxin Road, Hi-tech Zone, Xi’an, Shaanxi Province
Legal Representative: Ku Guohua

Party B: Shenmu County Jiujiang Trading Co., Ltd. (hereinafter referred to as Party B)
Address: Shagoumao Village, Xigou Office, Shenmu County
Legal Representative: Hao Ziwei

Through negotiation, both parties hereby agrees to sign this agreement as a supplement to Cooperative Contract on Coke-oven Gas Power Generation (‘Contract’) signed on May 14, 2009 between both parties as follows

In Article 2. 1
1.	Party A shall supply energy saving services to Party B within agreed term. After the term expires, Party A shall transfer the title of ownership of this power generation project to Party B for free.
2.	The above Article was omitted in typing and printing when the original Contact was signed. This supplement agreement shall be interpreted together with the Contract when parties read the Contract.

Both parties agree this supplement agreement is an integral part of the Contract.
This contract has four original copies, and Party A and Party B shall keep two copies each, and all have the same legal effect.

Party A: Xi’an TCH Energy Technology Co., Ltd. (seal)
Authorized agent: Zhou Yao
October 19, 2009

Party B: Shenmu County Jiujiang Trading Co., Ltd. (seal)
Authorized agent: He Ziwei
October 19, 2009